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                                                                   EXHIBIT 23.02


To: Easylink Information Technology Co., Ltd.

Dear Sir,

We hereby consent to the use of our firm's name in the Registration Statement on Form F-1, and any amendments thereto, for Easylink Information Technology Co., Inc., to be filed with the Securities and Exchange Commission and covering the sale of up to 2,000,000 shares of the Company's common stock at $5.00 per share.

Dated: October 15, 2001

                                   LAW OFFICE OF GARY A. AGRON

                                   /s/ Gary A. Agron